UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

__________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2021 (July 14, 2021)

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39453 (Commission File Number)	98-1545859 (I.R.S. Employer Identification No.)

480 Pleasant Street Watertown, MA		02472
(Address of principal executive offices)		(Zip Code)

(866) 496-1805

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, $0.0001 par value	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Domestication and Merger Transaction

As previously announced, one (“AONE”), a Cayman Islands exempted company, and after the Domestication (as defined below), “Markforged Holding Corporation,” previously entered into an Agreement and Plan of Merger, dated as of February 23, 2021 (the “Merger Agreement”), by and among AONE, Caspian Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of AONE (“Merger Sub”), and MarkForged, Inc., a Delaware corporation (“Markforged”).

On July 14, 2021, as contemplated by the Merger Agreement and described in the section titled “Domestication Proposal” beginning on page 138 of the final prospectus and definitive proxy statement, dated June 24, 2021 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), AONE filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which AONE was domesticated and continues as a Delaware corporation, changing its name to “Markforged Holding Corporation” (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of AONE (the “Class A Ordinary Shares”) automatically converted, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Markforged Holding Corporation (the “New Common Stock”); (ii) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of AONE (the “Class B Ordinary Shares”) automatically converted, on a one-for-one basis, into shares of New Common Stock; (iii) each of the then issued and outstanding redeemable warrants of AONE (the “AONE Warrants”) automatically converted, on a one-for-one basis, into redeemable warrants to acquire one share of New Common Stock (the “New Warrants”); and (iv) each of the then issued and outstanding units of AONE that had not been previously separated into the underlying Class A Ordinary Shares and underlying AONE Warrants upon the request of the holder thereof were cancelled and entitled the holder thereof to one share of New Common Stock and one-fourth of one New Warrant. No fractional New Warrants were issued, and no fractional shares of New Common Stock were issued or will be issuable upon the exercise of New Warrants.

On July 13, 2021, AONE held an extraordinary general meeting of stockholders (the “Special Meeting”), at which the AONE stockholders considered and adopted, among other matters, a proposal to approve the Merger (as defined below), including approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement/Prospectus.

On July 14, 2021, as contemplated by the Merger Agreement and described in the section titled “BCA Proposal” beginning on page 98 of the Proxy Statement/Prospectus, Markforged Holding Corporation consummated the merger transaction contemplated by the Merger Agreement, whereby Merger Sub merged with and into Markforged, with the separate corporate existence of Merger Sub ceasing and Markforged being the surviving corporation and a wholly owned subsidiary of Markforged Holding Corporation (the “Merger” and, together with the Domestication, the “Transactions”).

Immediately prior to the effective time of the Merger (the “Effective Time”), Markforged purchased approximately $45.0 million of its securities from certain of its stockholders (the “Employee Transactions”), and each outstanding share of Markforged preferred stock was converted on a one-for-one basis into shares of Markforged common stock, par value $0.0001 per share (the “Markforged Common Stock”) (the “Preferred Stock Conversion”). Holders of 6,418,667 Class A Ordinary Shares sold in AONE’s initial public offering properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from AONE’s initial public offering, calculated as of two business days prior to the consummation of the Merger, which was approximately $10.005 per share, or $64,216,731.96 in the aggregate (the “Redemption”). The remaining approximately $150.9 million in AONE’s trust account was released to Markforged Holding Corporation, net of transaction expenses.

At the Effective Time, among other things, each outstanding share of Markforged Common Stock as of immediately prior to the effective time of the Merger (after giving effect to the Employee Transactions and the Preferred Stock Conversion), other than (x) any shares of Markforged Common Stock subject to Markforged Awards (as defined below) and (y) any shares of Markforged capital stock held in treasury by Markforged, which treasury shares were canceled as part of the Merger, was canceled and converted into the right to receive a number of shares of New Common Stock equal to the product of one share of Markforged Common Stock multiplied by the Exchange Ratio (as defined below). No fractional shares were issued in the Merger, and any fractional shares that a holder of Markforged securities would have otherwise been entitled to in the Merger were eliminated in accordance with the terms of the Merger Agreement.

At the Effective Time, all options to purchase shares of Markforged Common Stock and all restricted stock units based on shares of Markforged Common Stock outstanding as of immediately prior to the Merger (together, the “Markforged Awards”) were converted into (a) options to purchase shares of New Common Stock (“New Options”), and (b) restricted stock units based on shares of New Common Stock (“New RSUs”), respectively.

The “Exchange Ratio,” defined as (i) $1.7 billion minus the aggregate amount paid pursuant to the Employee Transactions (the “Equity Value,” or $1.655 billion), divided by (ii) $10.00, divided by (iii) the number of issued and outstanding shares of Markforged Common Stock, on a fully diluted and as-converted basis (including shares subject to outstanding Markforged Awards and shares available for issuance in respect of Markforged Awards not yet granted under Markforged’s existing incentive plan), was approximately 0.9522514.

The holders of Markforged Common Stock and Markforged Awards (whether vested or not) immediately prior to the Effective Time are entitled to receive, on a pro rata basis, up to 14,666,667 additional shares of New Common Stock (“Markforged Earnout Shares”) as follows: (i) if the volume-weighted average price of New Common Stock is at least $12.50 for any 20 trading days in a consecutive 30-trading day period, 8,000,000 Markforged Earnout Shares will be issued, (ii) if the volume-weighted average price of New Common Stock is at least $15.00 for any 20 trading days in a consecutive 30-trading day period, 6,666,667 Markforged Earnout Shares will be issued and (iii) upon a change of control or a liquidation of Markforged Holding Corporation, all previously unearned Markforged Earnout Shares will be issued. Markforged stockholders will not receive any Markforged Earnout Shares not earned as of July 14, 2026. Any Markforged Earnout Share that would otherwise be distributed to a holder of a Markforged Award that is unvested as of the date of distribution will be distributed in the form of a New RSU, which will vest subject to the same vesting conditions as the underlying award. If such Markforged Award holder forfeits the underlying Markforged Award, then such holder’s right to receive the allocable Markforged Earnout Shares will immediately terminate (and such Markforged Earnout Shares would instead be distributed on a pro rata basis to the other eligible former holders of Markforged Common Stock and Markforged Awards).

Concurrently with the execution of the Merger Agreement, AONE entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), by and among AONE, Markforged, A-star, a Cayman Islands limited liability company and AONE’s sponsor (the “Sponsor”), and the other holders of the Class B Ordinary Shares (collections, the “Sponsor parties”), which provides, among other things, that 50% of the shares of New Common Stock held by the Sponsor as a result of the conversion of its Class B Ordinary Shares in connection with the Domestication (the “Sponsor Earnout Shares”) will be subject to the following vesting conditions: (i) 50% of the Sponsor Earnout Shares (25% of the Sponsor’s total shares) will vest if the volume-weighted average price of New Common Stock is at least $12.50 for any 20 trading days in a consecutive 30-trading day period and (ii) 50% of the Sponsor Earnout Shares (25% of the Sponsor’s total shares) will vest if the volume-weighted average price of New Common Stock is at least $15.00 for any 20 trading days in a consecutive 30-trading day period. Any Sponsor Earnout Shares not vested as of July 14, 2026 will be forfeited.

PIPE Investment

As previously announced, on February 23, 2021, concurrently with the execution of the Merger Agreement, AONE entered into subscription agreements with certain investors (collectively, the “PIPE Investors”) pursuant to which, on the terms and subject to the conditions therein, the PIPE Investors collectively subscribed for 21,000,000 shares of New Common Stock at $10.00 per share for an aggregate purchase price equal to $210,000,000 (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the closing of the Transactions.

Post-Closing Capitalization

On July 14, 2021 immediately following the Transactions and after giving effect to the Merger, the Employee Transactions, the Preferred Stock Conversion, the PIPE Investment and the Redemption, Markforged Holding Corporation’s capitalization consisted of:

185,251,837	Shares of New Common Stock outstanding
8,524,984	Shares of New Common Stock subject to outstanding New Warrants (of which 3,150,000 are in respect of private placement warrants held by Sponsor)
18,434,577	Shares of New Common Stock subject to outstanding options and RSUs under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (the “2021 Plan”)
212,211,398	Total outstanding equity at closing, including vested and unvested options and RSUs

24,065,423	Shares of New Common Stock reserved for issuance under the 2021 Plan
4,700,000	Shares of New Common Stock reserved for future issuance under the Markforged Holding Corporation 2021 Employee Stock Purchase Plan
14,666,667	Shares of New Common Stock reserved for future issuance as Markforged Earnout Shares and/or Earnout RSUs

Upon the consummation of the Transactions, AONE's units ceased trading on the New York Stock Exchange (the “NYSE”) and, on July 15, 2021, the shares of New Common Stock and the New Warrants began trading under the symbols “MKFG” and “MKFG.WS,” respectively.

The foregoing description of the Merger Agreement, Merger and the Transactions does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus and such definitions are incorporated herein by reference. Unless the context otherwise requires, all references to “we”, “us” or “our” refer to Markforged Holding Corporation.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in the “Introductory Note” above describing the consummation of the Transactions is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

On July 14, 2021, in connection with the consummation of the Transactions and as contemplated by the Merger Agreement, Markforged Holding Corporation, the Sponsor Parties and certain former stockholders of Markforged entered into the Registration Rights Agreement.

Lock-up Agreements

On July 14, 2021, in connection with the consummation of the Transactions and as contemplated by the Merger Agreement, Markforged Holding Corporation entered into separate Lock-Up agreements with certain of stockholders of Markforged Holding Corporation, which agreements are identical except for, as indicated in the Form of Lock-Up Agreement filed as Exhibit 10.8, an additional provision applicable only to those stockholders who are also party to the Registration Rights Agreement (the Sponsor Parties and certain former holders of the preferred stock of Markforged), and an additional provision applicable only to the Sponsor Parties.

The material terms of the Registration Rights Agreement and Lock-up Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 115 under the section entitled “BCA Proposal—Related Agreements.” Such descriptions are qualified in their entirety by the text of such agreements, which are included as Exhibit 10.8 to this Report and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Markforged Holding Corporation was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Transactions, and as discussed below in Item 5.06 of this Report, Markforged Holding Corporation has ceased to be a shell company. Accordingly, Markforged Holding Corporation is providing the information below that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to Markforged Holding Corporation after the consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Report, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations, and the benefits of the Transactions. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When Markforged Holding Corporation discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, Markforged Holding Corporation’s management.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Markforged Holding Corporation’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	We have history of net losses and may not be able to achieve profitability for any period in the future or sustain cash flow from operating activities. We have a relatively limited operating history and have experienced rapid growth, which makes evaluating our current business and future prospects difficult and may increase the risk of your investment. Our operating results may fluctuate significantly from period-to-period.

●	The additive manufacturing industry in which we operate is characterized by rapid technological change, which requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products.

●	A pandemic, epidemic, or outbreak of an infectious disease, such as the COVID-19 pandemic, may materially and adversely affect our business and our financial results and could cause a disruption to the development of our products. The COVID-19 pandemic has caused material disruption to our business in the second and third quarters of 2020.

●	We face significant competition in our industry. If we are unable to create new products or meet the demands of our customers, our business could be materially adversely affected.

●	We depend on our network of value-added resellers and our business could be materially adversely affected if they do not meet our expectations.

●	We depend heavily on third-party suppliers. If they or their facilities become unavailable or inadequate, our business could be adversely affected. We may experience significant delays in the design, production and launch of our additive manufacturing solutions and enhancements to existing products, and we may be unable to successfully commercialize products on our planned timelines.

●	We rely on a limited number of third-party logistics providers for distribution of our products, and their failure to distribute our products effectively would adversely affect our sales.

●	If demand for our products does not grow as expected, or if market adoption of additive manufacturing does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.

●	We are, and have been in the recent past, subject to business and intellectual property litigation.

●	Defects in new products or in enhancements to our existing products that give rise to product returns or warranty or other claims could result in material expenses, diversion of management time and attention and damage to our reputation.

●	We may be unable to consistently manufacture our products to the necessary specifications or in quantities necessary to meet demand at an acceptable cost or at an acceptable performance level. As manufacturing becomes a larger part of our operations, we will become exposed to accompanying risks and liabilities. We depend on a limited number of third-party contract manufacturers for a substantial portion of all of our manufacturing needs and any delay, disruption or quality control problems in their operations, including due to the COVID-19 pandemic, could cause harm to our operations, including loss of market share and damage to our brand.

●	We have experienced, and expect to continue to experience, rapid growth and organizational change since inception. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and customer satisfaction or attract new employees and customers.

●	A real or perceived defect, security vulnerability, error or performance failure in our software or technical problems or disruptions caused by our third-party service providers could cause us to lose revenue, damage our reputation and expose us to liability.

●	Our existing and planned global operations subject us to a variety of risks and uncertainties that could adversely affect our business and operating results. Our business is subject to risks associated with selling machines and other products in non-United States locations. Global economic, political and social conditions and uncertainties in the market that we serve may adversely impact our business.

●	A significant portion of our business depends on sales to the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.

●	We could be subject to personal injury, property damage, product liability, warranty and other claims involving allegedly defective products that we supply. We could face liability if our additive manufacturing solutions are used by our customers to print dangerous objects.

●	If we are unable to adequately protect our proprietary technology or obtain and maintain patent protection for our technology and products or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired.

●	If we fail to establish and maintain proper and effective internal control over financial reporting as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our common stock may decline.

●	Incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements could adversely affect our reported assets, liabilities, income, revenue or expenses.

●	Our projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenues, expenses and profitability may differ materially from our expectations.

●	Other factors detailed under the section titled “Risk Factors” beginning on page 32 of the Proxy Statement/Prospectus and incorporated herein by reference.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by us from time to time with the SEC. There can be no assurance that future developments affecting Markforged Holding Corporation will be those that we have anticipated. Markforged Holding Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 219 in the section entitled “Information About Markforged”, which is incorporated herein by reference.

Risk Factors

Reference is made to the summary of risks included on page 19 of the Proxy Statement/Prospectus and the disclosure contained in the Proxy Statement/Prospectus beginning on page 32 in the section entitled “Risk Factors”, each of which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 230 in the section entitled “Markforged’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 243 in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Markforged—Qualitative and Quantitative Disclosure about Market Risk”, which is incorporated herein by reference.

Facilities

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 228 in the section entitled “Information About Markforged—Facilities,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership of New Common Stock immediately following the consummation of the Transactions and the PIPE Investment by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of New Common Stock;

•	each of Markforged Holding Corporation’s current named executive officers and directors; and

•	all current executive officers and directors of Markforged Holding Corporation as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, Markforged Holding Corporation believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of our New Common Stock is based on 185,251,837 shares outstanding immediately following the Transactions and after giving effect to the Merger, the Employee Transactions, the Preferred Stock Conversion, the PIPE Investment and the Redemption.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
5% Holders
Entities affiliated with Matrix Ventures(2)	29,920,109	16.2%
North Bridge Venture Partners 7, L.P.(3)	29,126,742	15.7%
Entities affiliated with Trinity Ventures(4)	17,258,748	9.3%
Entities affiliated with Summit Partners(5)	14,527,328	7.8%
Gregory Thomas Mark(6)	23,306,793	12.6%
Directors and Named Executive Officers
Kevin Hartz(7)	5,220,000	2.8%
Shai Terem(8)	1,674,908	*
David Benhaim(9)	1,032,053	*
Antonio Rodriguez(10)	29,920,109	16.2%
Edward T. Anderson(11)	29,126,742	15.7%
Michael Medici	14,527,328	7.8%
Paul Milbury(12)	330,644	*
Gregory Thomas Mark(6)	23,306,793	12.6%
Carol Meyers	-	-
Alan Masarek	-	-
Assaf Zipori(13)	296,784	*
All directors and executive officers as a group (12 individuals)	105,251,837	55.9%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 480 Pleasant Street, Watertown, MA 02472.
(2)	Consists of 28,495,912 shares held by Matrix IX in Markforged Holding Corporation and 1,424,197 shares held by Weston IX in Markforged Holding Corporation. Antonio Rodriguez is a partner at Matrix Partners and a member of the board of directors post-closing of the Merger. Mr. Rodriguez is a managing member of Matrix IX Management Co., L.L.C. and as such has sole voting and dispositive power with respect to the Matrix IX and Weston IX shares. Mr. Rodriguez disclaims beneficial ownership of the Matrix IX and Weston IX shares, except to the extent of his pecuniary interest therein. The principal mailing address for each of Mr. Rodriguez, Matrix IX, and Weston IX is 101 Main Street, 17th Floor, Cambridge, MA 02142.
(3)	Consists of 29,126,742 shares held by NBVP 7 in Markforged Holding Corporation. North Bridge Venture Management 7, L.P. (“NBVM 7”) is the sole general partner of NBVP 7. NBVM GP, LLC (“NBVM GP”) is the sole general partner of NBVM 7. Each of Edward T. Anderson, a member of the board of directors post-closing of the Merger, and Richard A. D’Amore are the managers of NBVM GP and may be deemed to have shared voting and dispositive power over the shares held by NBVP 7. The principal address for North Bridge Venture Partners and the Managers is 60 William Street, Suite 350, Wellesley, MA 02481.

(4)	Consists of 16,853,513 shares held by Trinity Ventures XI, L.P. in Markforged Holding Corporation, 270,617 shares held by Trinity XI Entrepreneurs’ Fund, L.P. in Markforged Holding Corporation and 134,618 shares held by Trinity XI Side-By-Side Fund, L.P. in Markforged Holding Corporation. Trinity TVL XI, LLC is the General Partner of the Trinity Entities and the Management Members of Trinity TVL XI, LLC share voting and dispositive power over the shares held by each of the Trinity Entities. The Management Members of Trinity TVL XI, LLC are Ajay Chopra, Noel Fenton, Nina Labatt, Patricia Nakache and Larry Orr. The principal mailing address for the Trinity Entities is 2480 Sand Hill Rd #200, Menlo Park, CA 94025.
(5)	Consists of 8,886,205 shares held by Summit Partners Growth Equity Fund IX-A, L.P. in Markforged Holding Corporation, 5,548,423 shares held by Summit Partners Growth Equity Fund IX-B, L.P. in Markforged Holding Corporation, 82,285 shares held by Summit Investors GE IX/VC IV, LLC in Markforged Holding Corporation, and 10,415 shares held by Summit Investors GE IX/VC IV (UK), L.P. in Markforged Holding Corporation. Summit Master Company, LLC is (i) the general partner of Summit Partners, L.P., which is the managing member of Summit Partners GE IX, LLC, which is the general partner of Summit Partners GE IX, L.P., which is the general partner of Summit Partners Growth Equity Fund IX-A, L.P. and Summit Partners Growth Equity Fund IX-B, L.P., and (ii) the managing member of Summit Investors Management, LLC, which is the general partner of Summit Investors GE IX/VC IV (UK), L.P. and the manager of Summit Investors GE IX/VC, LLC. Summit Master Company, LLC, as the general partner of Summit Partners, L.P. and as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power of the shares held directly by Summit Partners Growth Equity Fund IX-A, L.P., Summit Partners Growth Equity Fund IX-B, L.P., Summit Investors GE IX/VC IV (UK), L.P., and Summit Investors GE IX/VC IV, LLC, to Summit Partners, L.P. and its three-person investment committee responsible for investment decisions with respect to the Company’s securities, currently composed of Peter Chung, Scott Collins and Len Ferrington, who act by a majority vote. Accordingly, Mr. Chung, Mr. Collins and Mr. Ferrington disclaim beneficial ownership of the reported shares. The address for each of the reporting entities is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(6)	Consists of (a) 19,301,998 shares held directly by Mr. Mark in Markforged Holding Corporation, (b) 2,669,863 shares held by The Gregory Mark Irrevocable Family Trust in Markforged Holding Corporation and (c) 1,334,932 shares held by The Gregory Mark 2020 Grantor Retained Annuity Trust in Markforged Holding Corporation. The trustees of The Gregory Mark Irrevocable Family Trust are Mr. Mark and two immediate family members and the trustee of The Gregory Mark 2020 Grantor Retained Annuity Trust is Mr. Mark. Voting and investment power over the shares held of record by the trusts is exercised by Mr. Mark and his co-trustees.
(7)	The shares reported herein are held by A-Star, which is governed by its managers, Kevin E. Hartz, Spike Lipkin and Troy B. Steckenrider III. The managers have voting and investment discretion with respect to such AONE Class B ordinary shares and may be deemed to have shared beneficial ownership of such shares.
(8)	Consists of 1,674,908 shares in Markforged Holding Corporation subject to options held by Mr. Terem exercisable within 60 days in of July 14, 2021.
(9)	Consists of 278,447 shares held directly by Mr. Benhaim and 753,606 shares subject to options that are held by Mr. Benhaim exercisable within 60 days of July 14, 2021.
(10)	Consists of shares identified in footnote (2) above. Mr. Rodriguez is a partner at Matrix Partners.
(11)	Consists of shares identified in footnote (3) above. Mr. Anderson is a managing director at North Bridge.
(12)	Consists of 330,644 shares in Markforged Holding Corporation subject to options that are held by Mr. Milbury exercisable within 60 days of July 14, 2021.
(13)	Consists of 296,784 shares in Markforged Holding Corporation subject to options that are held by Mr. Zipori exercisable within 60 days of July 14, 2021.

Directors and Executive Officers

Markforged Holding Corporation’s directors and executive officers after the consummation of the Transactions, are described in the Proxy Statement/Prospectus in the sections entitled “Director Proposal” beginning on page 155 and “Management of Markforged Holding Corporation Following the Business Combination” beginning on page 244 and that information is incorporated herein by reference; provided that Markforged Holding Corporation’s board of directors consists of nine persons and Alan Masarek has been elected as a Class III director, serving as the Chairperson of the board and member of the Nominating and Corporate Governance Committee. The biographical information about Mr. Masarek is set forth under Item 5.02 of this Report and is incorporated herein by reference.

The information set forth in the Proxy Statement/Prospectus section entitled “Management of Markforged Holding Corporation Following the Business Combination—Compensation Committee Interlocks” on page 249 is incorporated herein by reference.

Executive Compensation

The executive compensation of Markforged Holding Corporation’s executive officers is described in the Proxy Statement/Prospectus in the section entitled “Executive Compensation” beginning on page 251 and that information is incorporated herein by reference.

Director Compensation

The compensation of Markforged Holding Corporation’s directors is described in the Proxy Statement/Prospectus in the section entitled “Executive Compensation—Director Compensation” beginning on page 257 and that information is incorporated herein by reference.

Committees of the Board

The board of directors has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Each of the committees will report to the board of directors as it deems appropriate and as the board of directors may request. Further description of these committees is provided in the Proxy Statement/Prospectus in the section entitled “ Management of Markforged Holding Corporation Following the Business Combination-Board Composition” beginning on page 247 and is incorporated herein by reference.

Effective immediately following the consummation of the Transactions, the Board appointed Paul Milbury (chair), Edward Anderson and Michael Medici to serve on the Audit Committee. The Board appointed Edward Anderson (chair), Kevin E. Hartz and Carol Meyers to serve on the Compensation Committee. The Board appointed Michael Medici (chair), Alan Masarek and Antonio Rodriguez to serve on the Nominating and Corporate Governance Committee.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related party transactions of Markforged Holding Corporation are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 263 and are incorporated herein by reference. None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Markforged Holding Corporation has determined that the following directors qualify as “independent” as defined under applicable SEC rules and the NYSE listing standards: Edward Anderson, Kevin E. Hartz, Alan Masarek, Michael Medici, Paul Milbury, Antonio Rodriguez and Carol Meyers. The information set forth in the Proxy Statement/Prospectus beginning on page 244 in the section entitled “Management of Markforged Holding Corporation Following the Business Combination” is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 229 in the section entitled “Information About Markforged—Legal Proceedings,” which is incorporated herein by reference; provided that as previously disclosed, on July 1, 2021, Markforged received a letter from Continuous Composites, a company based in Idaho, containing a notice of purported infringement of four of its U.S. patents, all relating to continuous fiber materials. Subsequently, on July 7, 2021, Continuous Composites filed a complaint for patent infringement in the United States District Court for the District of Delaware alleging infringement of the same four of its U.S. patents and seeking monetary damages and injunctive relief. Markforged intends to vigorously defend against these claims and pursue all other remedies available against Continuous Composites and its patents.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of New Common Stock and New Warrants began trading on the NYSE under the symbol “MKFG” and “MKFG.WS,” respectively, on July 15, 2021, in lieu of the Class A Ordinary Shares, warrants and units of AONE. Markforged Holding Corporation has not paid any cash dividends on its shares of common stock to date. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our board of directors. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

Information with respect to AONE’s Class A Ordinary Shares, warrants and units and related matters are described in the Proxy Statement/Prospectus in the section entitled “Market Price and Dividend Information” on page 31 and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by Markforged Holding Corporation of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 271 in the section entitled “Description of Markforged Holding Corporation Securities,” which is incorporated herein by reference. Immediately following the consummation of the Transactions, the Company had 65 holders of record (excluding approximately 235 former holders of Markforged Common Stock that had not yet completed the letter of transmittal process to have their shares of New Common Stock issued, DTC participants or beneficial owners holding shares through nominee names).

Equity Incentive Plans

In connection with the consummation of the Transactions, and as further described in the Proxy Statement/Prospectus in the sections titled “ Incentive Plan Proposal” beginning on page 159, and that is incorporated herein by reference, Markforged Holding Corporation adopted the 2021 Plan and reserved 42.5 million shares for issuance thereunder to employees, directors and independent contractors in order to attract, motivate and retain the talent for which Markforged Holding Corporation competes.

In connection with the consummation of the Transactions, and as further described in the Proxy Statement/Prospectus in the sections titled “ ESPP Proposal” beginning on page 165, and that is incorporated herein by reference, Markforged Holding Corporation adopted the Markforged Holding Corporation 2021 Employee Stock Purchase Plan and reserved 4.7 million shares for issuance thereunder to certain eligible employees in order to attract, motivate and retain the talent for which Markforged Holding Corporation competes.

Senior Executive Cash Incentive Bonus Plan

In connection with the consummation of the Transactions, Markforged Holding Corporation adopted the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”).  The Bonus Plan provides for annual cash bonus payments based upon the attainment of company and individual performance targets established by the Compensation Committee.  The payment targets will be related to financial and operational measures or objectives with respect to Markforged Holding Corporation, or the Markforged Holding Corporation Performance Goals, as well as individual performance objectives.

Markforged Holding Corporation may select Corporate Performance Goals from among the following: cash flow (including, but not limited to, operating cash flow and free cash flow); revenue; corporate revenue; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Company’s common stock; economic value-added; acquisitions or strategic transactions, including licenses, collaborations, joint ventures or promotion arrangements; recruiting; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of the Company’s common stock; bookings, new bookings or renewals; sales or market shares; number of customers, number of new customers or customer references; operating income and/or net annual recurring revenue, any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices and/or (E) measured on a pre-tax or post-tax basis (if applicable).

Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period.  The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each executive.  The Corporate Performance Goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the Compensation Committee determines. If the Corporate Performance Goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period, but no later than 74 days after the end of the year in which such performance period ends.  Subject to the rights contained in any agreement between the executive officer and us, an executive officer must be employed by Markforged Holding Corporation on the bonus payment date to be eligible to receive a bonus payment.  The Bonus Plan also permits the Compensation Committee to approve additional bonuses to executive officers in its sole discretion.

Indemnification of Directors and Officers

Markforged Holding Corporation has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by Markforged Holding Corporation of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of Markforged Holding Corporation or, at its request, service to other entities to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Further information about the indemnification of Markforged Holding Corporation’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Description of Markforged Holding Corporation Securities—Limitations on Liability and Indemnification of Officers and Directors” beginning on page 282 and is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Report concerning the financial statements of Markforged Holding Corporation.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in “Introductory Note—PIPE Investment” above is incorporated into this Item 3.02 by reference.

Markforged Holding Corporation issued the foregoing shares of New Common Stock in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

Immediately prior to the consummation of the Transactions, AONE filed a Certificate of Domestication and a Certificate of Incorporation with the Secretary of State of the State of Delaware, pursuant to which, among other things, AONE changed its name to Markforged Holding Corporation and became a company incorporated under the laws of Delaware. The material terms of the Certificate of Incorporation and the general effect upon the rights of holders of AONE’s capital stock are discussed in the Proxy Statement/Prospectus in the sections entitled “Domestication Proposal” beginning on page 138 and “Organizational Documents Proposals” beginning on page 141, which are incorporated herein by reference.

Additionally, the disclosure set forth under the Introductory Note and in Item 5.03 of this Report is incorporated herein by reference. A copy of the Certificate of Incorporation is included as Exhibit 3.1 to this Report and incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On July 20, 2021, the audit committee of Markforged Holding Corporation's board of directors informed WithumSmith+Brown, PC (“Withum”), AONE's independent registered public accounting firm prior to the Transactions, that it would be dismissed as Markforged Holding Corporation's independent registered public accounting firm following completion of Markforged Holding Corporation's review of the quarter ended June 30, 2021, which consists only of the accounts of the pre-Transactions special purpose acquisition company.

The report of Withum on the financial statements of AONE as of December 31, 2020, and for the period from June 24, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about AONE’s ability to continue as a going concern.

During the period from June 24, 2020 (inception) through December 31, 2020 and the subsequent interim period through July 20, 2021, there were no disagreements between AONE and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on AONE’s financial statements for such period.

During the period from June 24, 2020 (inception) through December 31, 2020, and the subsequent interim period through July 20, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the year ended December 31, 2020 and the quarter ended March 31, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer of AONE concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective solely as a result of the restatement of its financial statements as of and for such periods in light of the SEC Staff Statement dated April 12, 2021, which required AONE to reclassify the outstanding warrants as liabilities on its balance sheet. Based on the foregoing, it was determined that AONE had a material weakness as of December 31, 2020 relating to its internal controls over financial reporting, and such material weakness had not yet been remediated as of March 31, 2021.

Markforged Holding Corporation has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish Markforged Holding Corporation with a letter addressed to the SEC stating whether it agrees with the statements made by Markforged Holding Corporation set forth above. A copy of Withum’s letter, dated July 20, 2021, is filed as Exhibit 16.1 to this Report.

(b) Disclosures regarding the new independent auditor.

On July 20, 2021, the audit committee of Markforged Holding Corporation’s board of directors approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as Markforged Holding Corporation’s independent registered public accounting firm to audit Markforged Holding Corporation’s consolidated financial statements as of and for the year ended December 31, 2021. PwC served as the independent registered public accounting firm of Markforged prior to the Transactions. During the period from June 24, 2020 (inception) to December 31, 2020 and the subsequent interim period through July 20, 2021, Markforged Holding Corporation did not consult with PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event”as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

The disclosure set forth under the Introductory Note and in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each executive officer of AONE ceased serving in such capacities, and Troy Steckenrider, Michelle Gill, Lachy Groom, Gautam Gupta, Pierre Lamond and Trina Spear ceased serving on AONE’s board of directors. Kevin E. Hartz remained serving as a director of AONE and now serves as a Class III director of Markforged Holding Corporation. Effective immediately following the consummation of the Transactions, Gregory Mark (Class II), Shai Terem (Class II), Edward Anderson (Class I), Michael Medici (Class I), Paul Milbury (Class II), Antonio Rodriguez (Class I), Alan Masarek (Class III) and Carol Meyers (Class III) were also appointed as directors of Markforged Holding Corporation.

Each Class I director will have a term that expires at Markforged Holding Corporation’s annual meeting of stockholders in 2022, each Class II director will have a term that expires at Markforged Holding Corporation’s annual meeting of stockholders in 2023 and each Class III director will have a term that expires at Markforged Holding Corporation’s annual meeting of stockholders in 2024, or, in each case, until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Effective upon the consummation of the Transactions, Markforged Holding Corporation's board appointed the following executive officers: Shai Terem, President and Chief Executive Officer; Mark Schwartz, Treasurer and Chief Financial Officer; David Benhaim Chief Technology Officer; and Stephen Karp, Secretary and General Counsel.

Effective immediately following the consummation of the Transactions, Alan Masarek was appointed to Markforged Holding Corporation's board of directors and serves as the Chairperson of the Board and member of the Nominating and Corporate Governance Committee. His term expires at the 2024 annual meeting of stockholders. With the appointment of Alan Masarek, the board of directors consists of nine directors.

In connection with the consummation of the Transactions, Alan Masarek will receive non-employee director compensation of the standard an initial grant of 50,000 restricted stock units, the Annual Grant of restricted stock units and an annual cash retainer of $50,000 under the Policy non-employee director compensation for serving on the board of directors as more fully described under “Compensatory Arrangements for Directors” below under this Item 5.02, which description is incorporated herein by reference. Markforged Holding Corporation entered into an indemnification agreement with Alan Masarek in connection with his appointment to the board of directors, which is in substantially the same form as that entered into with the other directors of Markforged Holding Corporation and is further described under “Indemnification of Directors and Officers” under Item 2.01 of this Report, which description is incorporated herein by reference. There are no arrangements or understandings between Alan Masarek and any other persons pursuant to which Alan Masarek was appointed a director of Markforged Holding Corporation. There are no transactions in which Alan Masarek has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Alan Masarek, 60, served as Chief Executive Officer and a member of the Board of Directors of Vonage (Nasdaq: VG) from November 2014 to June 30, 2020. Mr. Masarek came to Vonage from Google, Inc., where he was Director, Chrome & Apps from June 2012 until October 2014, following the acquisition of his prior company, Quickoffice, Inc. Mr. Masarek was Co-founder and CEO of Quickoffice, Inc. Mr. Masarek serves as a Director of Virtuoso Acquisition Corp (NASDAQ: VOSO) and Chairman of the Boards of privately held SalesIntel, Inc. and CircleBack, Inc. Mr. Masarek earned his M.B.A. from Harvard Business School and his B.B.A. from the University of Georgia. We believe Mr. Masarek is qualified to serve on our Board of Directors due to his extensive industry and board experience.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Director Proposal” beginning on page 155 and “Management of Markforged Holding Corporation Following the Business Combination” beginning on page 244 for biographical information about each of the directors and executive officers following the Merger, other than Alan Masarek, which is incorporated herein by reference.

Compensatory Arrangements for Directors

In connection with the consummation of the Transactions, Markforged Holding Corporation adopted the Non-Employee Director Compensation Policy (the “Policy”). The policy is designed to attract, and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid cash compensation from and after the consummation of the Transaction as set forth below:

Position	Annual Retainer
Board of Directors:
Members	$50,000
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance:
Members (other than chair)	$4,000
Retainer for chair	$8,000

In addition, the Policy provides that, upon initial election to Markforged Holding Corporation’s board, each director will be granted an equity award of restricted stock units, with a value of $300,000 (the “Initial Grant”). The Initial Grant will vest in equal annual installments over three (3) years, subject to continued annual service through the applicable vesting date. Furthermore, on the date of each of our annual meetings of stockholders following the consummation of the Transactions, each non-employee director who continues as a non-employee director following such meeting will be granted an annual equity award of restricted stock units, with a value of $150,000 (an “Annual Grant”), which shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the next annual meeting of stockholders; provided, however, that all vesting shall cease if the director resigns from the board of directors or otherwise ceases to service as a non-employee director, unless the board of directors determines that the circumstances warrant continuation of vesting. All outstanding Initial Grants and Annual Grants will become fully vested upon a sale event (as such term is defined in the Policy).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Domestication, Markforged Holding Corporation filed a Certificate of Incorporation with the Secretary of State of the State of Delaware. The material terms of the Certificate of Incorporation and the Bylaws that took effect upon the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware are discussed in the Proxy Statement/Prospectus in the sections entitled “Domestication Proposal” beginning on page 138 and “Organizational Documents Proposals” beginning on page 141, which are incorporated by reference herein.

Copies of the Certificate of Incorporation and the Bylaws are included as Exhibits 3.1 and 3.2 to this Report, respectively, and are incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Transactions, AONE ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections entitled “BCA Proposal” beginning on page 98 and “Domestication Proposal” beginning on page 138, which are incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)Financial statements of businesses acquired.

The consolidated financial statements of Markforged for the years ended December 31, 2020 and 2019 are set forth in the Proxy Statement/Prospectus beginning on page F-45 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Markforged for the three months ended March 31, 2021 and 2020 are set forth in the Proxy Statement/Prospectus beginning on page F-70 and are incorporated herein by reference.

(b)Pro forma financial information.

The unaudited pro forma condensed combined financial information of AONE and Markforged as of March 31, 2021 and for the year ended December 31, 2020 and the three months ended March 31, 2021 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of February 23, 2021, by and among one, Caspian Merger Sub Inc. and MarkForged, Inc. (incorporated by reference to Exhibit 2.1 to one’s Registration Statement on Form S-4/A filed June 4, 2021).
3.1	Certificate of Incorporation of Markforged Holding Corporation.
3.2	Bylaws of Markforged Holding Corporation.
4.1	Specimen Common Stock Certificate of Markforged Holding Corporation (incorporated by reference to Exhibit 4.5 to one’s Registration Statement on Form S-4/A filed June 4, 2021).
4.2	Warrant Agreement, dated as of August 17, 2020, between one and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to one’s Registration Statement on Form S-4/A filed June 4, 2021).
10.1	Form of Indemnification Agreement.
10.2	2021 Stock Option and Incentive Plan of Markforged Holding Corporation and forms of agreement thereunder.
10.3	Form of Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto (incorporated by reference to Exhibit 10.17 to one’s Registration Statement on Form S-4/A filed June 4, 2021).
10.5	Registration Rights Agreement, dated as of July 14, 2021, by and among Markforged Holding Corporation, A-star, certain affiliates of A-star and certain former stockholders of MarkForged, Inc.
10.7	Sponsor Support Agreement, dated February 23, 2021, by and among A-Star LLC, one, each director and officer of one and MarkForged, Inc. (incorporated by reference to Exhibit 10.15 to one’s Registration Statement on Form S-4/A filed June 4, 2021).
10.8	Lock-Up Agreement, dated as of July 14, 2021, by and between Markforged Holding Corporation, Inc. and the undersigned parties thereto.
10.9	Non-Employee Director Compensation Policy
10.10	2021 Employee Stock Purchase Plan
10.11	Senior Executive Incentive Cash Bonus Plan
16.1	Letter from WithumSmith+Brown PC to the Securities and Exchange Commission.
21.1	List of Subsidiaries.
99.1	Unaudited pro forma condensed combined financial information of one and MarkForged, Inc.

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Markforged Holding Corporation

Date: July 20, 2021	By:	/s/ Mark Schwartz
	Name:	Mark Schwartz
	Title:	Chief Financial Officer and Treasurer